United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 24, 2025

Date of Report (Date of earliest event reported)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

(949) 758-0650

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2025 (the “Effective Date”), Mr. Adam Eilenberg, a member of the Board of the Company notified the Company of his intention to resign from his positions as an independent director of the Board, as the Chairman of the Nominating and Corporate Governance Committee of the Board, a member of the Audit Committee of the Board and a member of the Compensation Committee of the Board, effective as of the Effective Date, which has been accepted by the Board. Mr. Eilenberg’s resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

On November 24, 2025, the Nominating and Corporate Governance Committee of the Board recommended, and the Board approved and appointed Mr. Jianing Lu to serve as the Company’s independent director, as the Chairman of the Nominating and Corporate Governance Committee of the Board, a member of the Audit Committee of the Board and a member of the Compensation Committee of the Board, effective November 24, 2025. Mr. Jianing Lu has served as a senior legal specialist at Yizanpu (Beijing) Technology Co., Ltd since March 2015 and he earned a Bachelor of Laws from Jilin University in 2005 and a Master of Laws in Economic Law from China University of Political Science and Law in 2009. The Company believes Mr. Jianing Lu is qualified to serve as the Company’s director because he has years of corporate legal experience across governance, compliance, and board support; he offers expertise in legal due diligence, financing transactions, and intellectual property that is expected to strengthen risk-assessment capabilities; and he has experience in dispute resolution and internal compliance processes that will support the Company’s governance and operational development.

There are no family relationships between Mr. Jianing Lu and any director or executive officer of the Company. To the best knowledge of the Company, neither Mr. Jianing Lu, nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 24, 2025, the Company extended a director offer letter to Mr. Jianing Lu, which he accepted. A copy of the director offer letter is filed herewith as Exhibit 10.1 and is incorporated herein by reference. On November 24, 2025, the Company entered into an indemnification agreement with Mr. Jianing Lu. A copy of the indemnification agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Offer Letter dated November 24, 2025 by and between Jianing Lu and the Company
10.2	Indemnification Agreement dated November 24, 2025 by and between Jianing Lu and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2025

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director